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                                   FORM OF
                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of December 8, 1995, by and among Cortex Pharmaceuticals, a Delaware corporation ("Company") Swartz Investments, Inc., a Georgia corporation ("Swartz Investments") and the subscribers ("Investors") to the Company's offering ("Offering") of up to $4 million of Series C Preferred Stock (the "Preferred Stock") pursuant to Regulation S.

     1.   DEFINITIONS.  For purposes of this Agreement:

     (a) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means the Common Stock issuable or issued upon (i) conversion of the Preferred Stock issued to Investors in the Offering (the "Shares") and (ii) exercise of the Warrant (the "Warrant Shares"); provided, however, that Registrable Securities shall not include a) any Shares or Warrant Shares that are, in the opinion of the Company's counsel, available for sale under the Act without compliance with the registration and prospectus delivery requirements of the Act, either by virtue of the availability of Regulation S or otherwise, so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale or b) any Shares or Warrant Shares sold prior to the applicable date under a Piggyback Registration as defined in Section 3.

     (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable upon conversion of the Preferred Stock or exercise of the Warrant at the time of such determination;

     (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof; and

     (e) The term "Warrant" means the warrant granted to Swartz Investments in connection with the Offering.

     2.   REQUEST FOR REGISTRATION.

     (a) If the Company shall receive at any time after 90 days after the final closing of the Offering, a written request from the Holders of Registrable Securities obtained or obtainable upon conversion of at least $800,000 of Preferred Stock (the "Initiating Holders"), that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the number of Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2(b), effect as soon as practicable, and in any event within 75 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request, by notice given to the Company within (10) days of receipt

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of the Company's notice, to be registered as expeditiously as reasonably possible after the mailing of such notice by the Company (a "Demand Registration").

     (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, and reasonably acceptable to the Company.

     (c) The Company is obligated to effect only one demand registration pursuant to Section 2 of this Agreement. Company agrees to include all Registrable Securities held by all Holders (that are initiating Holders or have notified the Company of their desire to be included in the registration statement pursuant to 2(a) above) in such Registration Statement without cutback or reduction. In the event the Company breaches its obligation of the preceding sentences, any Holders of the Registrable Securities which were not included in such Registration Statement shall be entitled to a second Demand Registration for such excluded securities and shall keep the Registration Statement as required by Section 5.

     (d) The Company is not obligated to effect a demand registration under this Section 2 if in the opinion of counsel to the Company reasonably acceptable to the person or persons from whom written request for registration has been received that registration under the Act is not required for the immediate transfer of the Registrable Securities pursuant to Rule 144 or other applicable provision.

     3. COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable on upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given by fax within twenty (20) days after mailing of such notice by the Company, which request shall state the intended method of disposition of such shares by such Holder, the Company shall cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered (a "Piggyback Registration").


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     4.   LIMITATION ON OBLIGATIONS TO REGISTER.

     In the case of a Piggyback Registration on underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the registration statement shall be allocated among all Holder who had requested Piggyback Registration, in the proportion that the number of Registrable Securities which each such Holder [including Swartz Investments] seeks to register bears to the total number of Registrable Securities sought to be included by all Holders [including Swartz Investments]; provided that provided that in no event shall the number of Registrable Securities be less than 20% of the total number of shares included in such registration.

     5. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (c) Use best efforts to keep such registration statement effective for a period of at least 180 days and in any event until 90 days after all of the Preferred Stock has been converted or redeemed.

     (d) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

     (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.


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     (g)  Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) in the event of any underwritten public offering, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and, in the event of a public offering without an underwriter, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, to the effect that the registration statement has been declared effective, the Registrable Securities of the applicable Holders have been included, and such Holders may sell the Registrable Securities so covered by the registration statement (ii) in the event of any underwritten public offering, a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

     6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

     7. EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (up to a maximum of $5,000 for such counsel fees), and including the reasonable fees and disbursements incurred of only one counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders who had requested such registration shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.


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     8.   EXPENSES OF COMPANY REGISTRATION.  The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto (and including the reasonable fees and disbursements incurred of only one counsel for the selling Holders selected by them, up to a maximum of $5,000 for such counsel fees), but excluding underwriting discounts and commissions relating to Registrable Securities.

     9. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such


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Holder expressly for use in connection with such registration; and each such
Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 8(b) exceed the gross proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that all indemnified parties shall have the right to retain their own counsel, who shall represent all such indemnified parties and who shall be reasonably acceptable to the indemnifying party, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between any indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 8.

     (d) The obligations of the Company and Holders under this Section 8 shall survive the redemption and conversion, if any, of the Preferred Stock, the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

     (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any


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time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     11. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

     12.  MISCELLANEOUS.

     (a) This Agreement constitutes the entire agreement among the parties with regard to the subjects hereof. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. Nothing in this Agreement is intended to confer on any third party any rights, liabilities or obligations, except as specifically provided.

     (b) The titles and subtitles used in this Agreement are for convenience only and are not to be used in construing or interpreting the Agreement.

     13. NOTICES. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this agreement Pursuant To Which It Is Given, And Shall Be Addressed If To (I) The Company At: President, 15241 Barranca Parkway, Irvine, CA 92718, Telephone No. (714)727-3157, Telecopy No. (714)727-3657 and (ii) the
Holders at their respective last address as the party shall have furnished in writing as a new address to be entered on such register. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of such fax.

     14. TERMINATION. This Agreement shall terminate on the data that is five years from the date of this Agreement; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination or (ii) other indemnification obligations under this Agreement.

     15. ASSIGNMENT. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Demand Registration or Piggyback Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the


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Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A. applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard an determined only in either a federal or state court sitting in the county of Orange in the State of California, U.S.A.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                             COMPANY

                                             INVESTOR(S)



                                             _____________________________
                                             (Print Investor's Name)

By: _________________________                By: __________________________
         D. Scott Hagen                               (Signature)
         Acting President and CEO

Address:                           Address:
                                   __________________________
15241 Barranca Parkway             __________________________
Irvine, CA 92718                   __________________________
Telephone No. (714)727-3157        __________________________
 Telecopy No.   (714)727-3657      __________________________
                                   Telephone No. (      )_________
                                   Telecopy No.  (      )_________









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